Exhibit 10.2

MASTER GUARANTY

This MASTER GUARANTY (“Guaranty”) dated as of February 17, 2006 is made by each of the entities from time to time party hereto (each in its capacity hereunder, a “Guarantor” and collectively the “Guarantors”), jointly and severally, in favor of the Agent for the benefit of the Guarantied Parties (defined below) with reference to the following:

RECITALS

A. Pursuant to that certain Second Amended and Restated Credit Agreement dated as of February 17, 2006, by and among Insituform Technologies, Inc., a Delaware corporation (“Borrower”), and Bank of America, N.A., as administrative agent (“Agent”) and as L/C Issuer, and the other Lenders from time to time party thereto (“Lenders”), as the same may be amended, restated, extended, supplemented or otherwise modified in writing from time to time (the “Credit Agreement”), the L/C Issuer and the Lenders are making certain credit facilities and other extensions of credit available to the Borrower.

B.  As a condition to the availability of such credit facilities, the Guarantors are required to enter into this Master Guaranty and to guaranty the obligations hereunder as hereinafter provided.

C. The Guarantors expect to realize certain direct and indirect benefits as the result of the availability of the aforementioned credit facilities and extensions of credit to the Borrower, as the result of the financial or business support which will be provided to the Guarantors by the Borrower.

1. The Guaranty. For valuable consideration, each of the Guarantors hereby unconditionally guarantees and promises to pay promptly to Agent for the benefit of the Guarantied Parties in lawful money of the United States, any and all Obligations of the Borrower when due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter. The liability of each Guarantor under this Guaranty is not limited as to the principal amount of the Obligations guaranteed and includes, without limitation, liability for all interest, fees, indemnities (including, without limitation, hazardous waste indemnities), and other costs and expenses relating to or arising out of the Obligations and for all swap, option, or forward obligations now or hereafter owing from Borrower to Agent for the benefit of the Guarantied Parties. The liability of each Guarantor is continuing and relates to any Obligations, including those arising under successive transactions which shall either continue the Obligations or from time to time renew it after it has been satisfied. This Guaranty replaces and supersedes that certain Master Guaranty dated as of March 12, 2004, but is otherwise cumulative and does not supersede any other outstanding guaranties of the Guarantors related to the Obligations, and the liability of each Guarantor under this Guaranty is exclusive of such Guarantor's liability under any other guaranties signed by such Guarantor. Each Guarantor agrees that its obligations under this Guaranty shall be joint and several with those of all other Guarantors. Each Guarantor's liability hereunder shall not exceed at any one time the largest amount during the period commencing with Guarantor's execution of this Guaranty and thereafter that would not render such Guarantor's obligations hereunder subject to avoidance under Section 548 of the Bankruptcy Code (Title 11, United States Code) or any comparable provisions of any applicable state law.

2. Definitions. All capitalized terms not otherwise defined herein have the meanings given them in the Credit Agreement. As used herein, “Guarantied Parties” means the Agent, the L/C Issuer and the Lenders collectively or any of them individually.

3. Obligations Independent. The obligations hereunder are independent of the obligations of Borrower or any other guarantor, and a separate action or actions may be brought and prosecuted against each Guarantor individually or all Guarantors collectively whether action is brought against Borrower or any other guarantor or whether Borrower or any other guarantor be joined in any such action or actions. Each of the undersigned shall be bound by its terms without regard to execution by anyone else.

4. Rights of Agent. Each Guarantor authorizes Agent for the benefit of the Guarantied Parties and each of the other Guarantied Parties individually, without notice or demand and without affecting its liability hereunder, from time to time to:

(a) renew, compromise, extend, accelerate, or otherwise change the time for payment, or otherwise change the terms of the Obligations or any part thereof, including increase or decrease of the rate of interest thereon, or otherwise change the terms of any Loan Documents;

(b) receive and hold security for the payment of this Guaranty or any Obligations and exchange, enforce, waive, release, fail to perfect, sell, or otherwise dispose of any such security;

(c) apply such security and direct the order or manner of sale thereof as each of Agent or any of the other Guarantied Parties may determine in its discretion;

(d) release or substitute any Guarantor or any one or more of any endorsers or other guarantors of any of the Obligations; and

(e) permit the Obligations to exceed each Guarantor's liability under this Guaranty, and each Guarantor agrees that any amounts received, whether by Agent for the benefit of the Guarantied Parties, by any of the other Guarantied Parties individually, or by any group thereof, from any source other than such Guarantor shall be deemed to be applied first to any portion of the Obligations not guaranteed by Guarantor.

5. Guaranty to be Absolute. Each Guarantor agrees that until the Obligations have been paid in full and any commitments under the Credit Agreement with respect to the Obligations have been terminated, no Guarantor shall be released by or because of the taking, or failure to take, any action that might in any manner or to any extent vary the risks of any Guarantor under this Guaranty or that, but for this paragraph, might discharge or otherwise reduce, limit, or modify any Guarantor's obligations under this Guaranty. Each Guarantor waives and surrenders any defense to any liability under this Guaranty based upon any such action, including but not limited to any action of the Agent or any of the other Guarantied Parties described in this Guaranty. It is the express intent of each Guarantor that such Guarantor’s obligations under this Guaranty are and shall be absolute and unconditional.

6. Guarantor's Waivers of Certain Rights and Certain Defenses. Guarantor waives:

(a) any right to require Agent or any of the other Guarantied Parties to proceed against Borrower, proceed against or exhaust any security for the Obligations, or pursue any other remedy in Agent's power whatsoever;

(b) any defense arising by reason of any disability or other defense of Borrower, or the cessation from any cause whatsoever of the liability of Borrower;

(c) any defense based on any claim that Guarantor's obligations exceed or are more burdensome than those of Borrower; and

(d) the benefit of any statute of limitations affecting Guarantor's liability hereunder.

No provision or waiver in this Guaranty shall be construed as limiting the generality of any other waiver contained in this Guaranty.

7. Waiver of Subrogation. Until the Obligations have been paid in full and any commitments, facilities or extensions of credit provided by any of the Guarantied Parties with respect to the Obligations have been terminated, even though the Obligations may be in excess of Guarantor’s liability hereunder, each Guarantor waives to the extent permitted by applicable law any right of subrogation, reimbursement, indemnification, and contribution (contractual, statutory, or otherwise) including, without limitation, any claim or right of subrogation under the Bankruptcy Code (Title 11, United States Code) or any successor statute, arising from the existence or performance of this Guaranty, and each Guarantor waives to the extent permitted by applicable law any right to enforce any remedy that Agent or any of the other Guarantied Parties now have or may hereafter have against Borrower, and waives any benefit of, and any right to participate in, any security now or hereafter held (i) by Agent for the benefit of the Guarantied Parties or (ii) by any of the Guarantied Parties individually or by any of the them.

8. Waiver of Notices. Each Guarantor waives all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, notices of intent to accelerate, notices of acceleration, notices of any suit or any other action against Borrower or any other person, any other notices to any party liable on any Loan Document (including any Guarantor), notices of acceptance of this Guaranty, notices of the existence, creation, or incurring of new or additional Obligations to which this Guaranty applies or any other Obligations of Borrower pursuant to the Credit Agreement, and notices of any fact that might increase any Guarantor’s risk.

9. Subordination. Any obligations of Borrower to any Guarantor, now or hereafter existing, including but not limited to any obligations to any Guarantor as subrogee of Agent or any of the other Guarantied Parties resulting from any Guarantor's performance under this Guaranty, are hereby subordinated to the Obligations. In addition to each Guarantor's waiver of any right of subrogation as set forth in this Guaranty with no respect to any obligations of Borrower to any Guarantor as subrogee of Agent and the other Guarantied Parties, each Guarantor agrees that, if Agent or any of the other Guarantied Parties so request, Guarantor shall demand, take, or receive from Borrower, by setoff or in any other manner, payment of any other obligations of Borrower to any Guarantor until the Obligations have been paid in full and any commitments under the Credit Agreement have been terminated. If any payments are received by any Guarantor in violation of such waiver or agreement, such payments shall be received by such Guarantor as trustee for Agent and the other Guarantied Parties and shall be paid over to Agent for the benefit of the Guarantied Parties, on account of the Obligations, but without reducing or affecting in any manner the liability of such Guarantor under the other provisions of this Guaranty. Any security interest, lien, or other encumbrance that any Guarantor may now or hereafter have on any property of Borrower is hereby subordinated to any security interest, lien, or other encumbrance that Agent, the other Guarantied Parties or any of them may have on any such property.

10. Reinstatement of Guaranty. If this Guaranty is revoked, returned, or canceled, and subsequently any payment or transfer of any interest in property by Borrower to Agent or any of the other Guarantied Parties is rescinded or must be returned by Agent or any of the other Guarantied Parties to Borrower, this Guaranty shall be reinstated with respect to any such payment or transfer, regardless of any such prior revocation, return, or cancellation.

11. Stay of Acceleration. In the event that acceleration of the time for payment of any of the Obligations is stayed upon the insolvency, bankruptcy, or reorganization of Borrower or otherwise, all such Obligations guaranteed by each Guarantor shall nonetheless be payable by each Guarantor immediately if requested by Agent.

12. No Setoff or Deductions; Taxes.

(a) Each Guarantor represents and warrants that it is organized and resident in the United States of America. All payments by each Guarantor hereunder shall be paid in full, without setoff or counterclaim or any deduction or withholding whatsoever, including, without limitation, for any and all present and future taxes. If any Guarantor must make a payment under this Guaranty, such Guarantor represents and warrants that it will make the payment from one of its U.S. resident offices to Agent so that no withholding tax is imposed on the payment. Notwithstanding the foregoing, if any Guarantor makes a payment under this Guaranty to which withholding tax applies or if any taxes are at any time imposed on any payments under or in respect of this Guaranty including, but not limited to, payments made pursuant to this paragraph, each Guarantor shall pay all such taxes to the relevant authority in accordance with applicable law such that each of the Guarantied Parties receives the sum it would have received had no such deduction or withholding been made (or, if any Guarantor cannot legally comply with the foregoing, such Guarantor shall pay to Agent for the benefit of the Guarantied Parties such additional amounts as will result in each of the Guarantied Parties receiving the sum it would have received had no such deduction or withholding been made). Further, each Guarantor shall also pay to Agent for the benefit of the Guarantied Parties, on demand, all additional amounts that Agent specifies as necessary to preserve the after-tax yield each of the Guarantied Parties would have received if such taxes had not been imposed.

(b) Each Guarantor shall promptly provide Agent for the benefit of the Guarantied Parties with an original receipt or certified copy issued by the relevant authority evidencing the payment of any such amount required to be deducted or withheld.

13. Information Relating to Borrower. Each Guarantor acknowledges and agrees that it shall have the sole responsibility for, and has adequate means of, obtaining from Borrower such information concerning Borrower's financial condition or business operations as such Guarantor may require, and that neither Agent nor any of the other Guarantied Parties has any duty, and no Guarantor is relying on Agent or any of the other Guarantied Parties, at any time to disclose to Guarantors any information relating to the business operations or financial condition of Borrower.

14. Borrower's Authorization. Each Guarantor agrees that it is not necessary for Agent or any of the other Guarantied Parties to inquire into the powers of Borrower or of the officers, directors, partners, members, managers, or agents acting or purporting to act on its behalf, and any Obligations made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

15. Representations and Warranties. Each Guarantor represents and warrants to the Guarantied Parties as follows:

(a) Authorization. Each Guarantor is duly authorized to execute and perform this Guaranty, and this Guaranty has been properly authorized by all requisite corporate, membership, or partnership action (as the case may be) of such Guarantor. No consent, approval or authorization of, or declaration or filing with, any Governmental Authority or any other Person, is required in connection with such Guarantor’s execution, delivery or performance of this Guaranty, except for those already duly obtained.

(b) Due Execution. This Guaranty has been executed on behalf of each Guarantor by a legally competent Person duly authorized to do so.

(c) Enforceability. This Guaranty constitutes the legal, valid and binding obligation of each Guarantor, enforceable against such Guarantor in accordance with its terms, except to the extent that the enforceability thereof against such Guarantor may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditor’s rights generally or by equitable principles of general application.

(d) Legal Restraints. The execution of this Guaranty by each Guarantor, and the performance by such Guarantor of its obligations under this Guaranty, will not violate or constitute a default under the Organization Documents of such Guarantor, any material agreement, or any material law, and will not, except as expressly contemplated or permitted in this Guaranty, result in any security interest being imposed on any of such Guarantor’s property.

(e) No Representation by the Guarantied Parties. No Guarantied Party has made any representation, warranty or statement to any Guarantor to induce such Guarantor to execute this Guaranty.

All representations, warranties, and covenants of each Guarantor contained herein survive the execution and delivery of this Guaranty, and terminate only upon Final Payment.

16. Guarantor's Covenants. Until the Obligations guaranteed under this Guaranty have been paid in full and any commitments of Agent or any of the other Guarantied Parties with respect to such Obligations have been terminated and each and every term, covenant, and condition of this Guaranty is fully performed, each Guarantor covenants and agrees to perform and comply in all material respects with each covenant and other undertaking in the Credit Agreement that the Borrower undertakes to cause such Guarantor to perform, subject to any applicable grace periods, if any, for such performance provided for in the Credit Agreement.

17. Remedies. If Guarantor fails to fulfill its duty to pay all Obligations guaranteed hereunder, Agent and each of the other Guarantied Parties shall have all of the remedies of a creditor and, to the extent applicable, of a secured party, under all applicable law. Without limiting the foregoing, each of Agent or any of the other Guarantied Parties may, at its option and without notice or demand:

(a) declare any Obligations due and payable at once;

(b) take possession of any collateral pledged by Borrower or Guarantor, wherever located, and sell, resell, assign, transfer, and deliver all or any part of the collateral at any public or private sale or otherwise dispose of any or all of the collateral in its then condition, for cash or on credit or for future delivery, and in connection therewith Agent or any of the other Guarantied Parties may impose reasonable conditions upon any such sale. Further, unless prohibited by law the provisions of which cannot be waived, the Agent (for the benefit of the Guarantied Parties) or any of the other Guarantied Parties may purchase all or any part of the collateral to be sold, free from and discharged of all trusts, claims, rights of redemption and equities of Borrower or any Guarantor whatsoever. Each Guarantor acknowledges and agrees that the sale of any collateral through any nationally recognized broker-dealer, investment banker, or any other method common in the securities industry shall be deemed a commercially reasonable sale under the Uniform Commercial Code or any other equivalent statute or federal law, and expressly waives notice thereof except as provided herein; and

(c) set off against any or all liabilities of any Guarantor all money owed by the Agent or any of the other Guarantied Parties or any agents or affiliates of any of them, whether or not due, and also set off against all other liabilities of any Guarantor to Agent or any of the other Guarantied Parties all money owed by Agent or any of the other Guarantied Parties in any capacity to a Guarantor. If exercised by Agent, Agent shall be deemed to have exercised such right of setoff and to have made a charge against any such money immediately upon the occurrence of such default although made or entered on the books subsequent thereto.

18. Notices. All notices required under this Guaranty shall be personally delivered or sent by first class mail, postage prepaid, or by overnight courier, to the addresses set forth for such purposes in the Credit Agreement, or sent by facsimile to the fax numbers listed on the signature page, or to such other addresses as Agent and Guarantor may specify from time to time in writing. Notices sent by (a) first class mail shall be deemed delivered on the earlier of actual receipt or on the fourth business day after deposit in the U.S. mail, postage prepaid, (b) overnight courier shall be deemed delivered on the next business day, and (c) telecopy shall be deemed delivered when transmitted.

19. Successors and Assigns. This Guaranty (a) binds each Guarantor and such Guarantor's executors, administrators, successors, and assigns, provided that such Guarantor may not assign its rights or obligations under this Guaranty without the prior written consent of Agent, and (b) inures to the benefit of Agent for the benefit of the Guarantied Parties, and to each of the other Guarantied Parties individually, and the indorsees, successors, and assigns of each. Agent or any of the other Guarantied Parties may, without notice to any Guarantor and without affecting any Guarantor's obligations hereunder, sell, assign, grant participations in, or otherwise transfer to any other person, firm, or corporation the Obligations and this Guaranty, in whole or in part. Guarantor agrees that Agent or any of the other Guarantied Parties may disclose to any assignee or purchaser, or any prospective assignee or purchaser, of all or part of the Obligations any and all information in Agent's possession concerning any Guarantor, this Guaranty, and any security for this Guaranty.

20. Amendments, Waivers, and Severability. No provision of this Guaranty may be amended or waived except in writing. No failure by Agent to exercise, and no delay in exercising, any of its rights, remedies, or powers shall operate as a waiver thereof, and no single or partial exercise of any such right, remedy, or power shall preclude any other or further exercise thereof or the exercise of any other right, remedy, or power. The unenforceability or invalidity of any provision of this Guaranty shall not affect the enforceability or validity of any other provision of this Guaranty.

21. Costs and Expenses. Each Guarantor agrees to pay all reasonable attorneys' fees, including allocated costs of Agent's or any of the other Guarantied Parties’ in-house counsel to the extent permitted by applicable law, and all other costs and expenses that may be incurred by Agent or any of the other Guarantied Parties (a) in the enforcement of this Guaranty or (b) in the preservation, protection, or enforcement of any rights of Agent or any of the other Guarantied Parties in any case commenced by or against any Guarantor or Borrower under the Bankruptcy Code (Title 11, United States Code) or any similar or successor statute.

22. Governing Law and Jurisdiction. This Guaranty shall be governed by and construed and enforced in accordance with federal law and the law of the State of Missouri. Jurisdiction and venue for any action or proceeding to enforce this Guaranty shall be the forum appropriate for such action or proceeding against Borrower, to which jurisdiction each Guarantor irrevocably submits and to which venue each Guarantor waives to the fullest extent permitted by law any defense asserting an inconvenient forum in connection therewith. It is provided, however, that if any Guarantor owns property in another state, notwithstanding that the forum for enforcement action is elsewhere, Agent or any of the other Guarantied Parties may commence a collection proceeding in any state in which any Guarantor owns property for the purpose of enforcing provisional remedies against such property. Service of process by Agent in connection with such action or proceeding shall be binding on each Guarantor if sent to Guarantor by registered or certified mail at its address specified below.

23. Waiver of Jury Trial. The parties to this agreement waive trial by jury in any action or proceeding to which they may be parties, arising out of, in connection with or in any way pertaining to, this agreement. It is agreed and understood that this waiver constitutes a waiver of trial by jury of all claims against all parties to such action or proceedings, including claims against parties who are not parties to this agreement. This waiver is knowingly, willingly and voluntarily made.

Regulation U of the Board of Governors of the Federal Reserve System places certain restrictions on loans secured by margin stock (as defined in the Regulation). Bank and Borrower shall comply with Regulation U. If any of the collateral is margin stock, the Borrower and Guarantor shall provide to the Bank a Form U-1 Purpose Statement.

24. FINAL AGREEMENT. BY SIGNING THIS DOCUMENT EACH PARTY REPRESENTS AND AGREES THAT: (A) THIS DOCUMENT REPRESENTS THE FINAL AGREEMENT BETWEEN PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF, (B) THIS DOCUMENT SUPERSEDES ANY COMMITMENT LETTER, TERM SHEET, OR OTHER WRITTEN OUTLINE OF TERMS AND CONDITIONS RELATING TO THE SUBJECT MATTER HEREOF, UNLESS SUCH COMMITMENT LETTER, TERM SHEET, OR OTHER WRITTEN OUTLINE OF TERMS AND CONDITIONS EXPRESSLY PROVIDES TO THE CONTRARY, (C) THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES, AND (D) THIS DOCUMENT MAY NOT BE CONTRADICTED BY EVIDENCE OF ANY PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR UNDERSTANDINGS OF THE PARTIES.

25. ORAL AGREEMENTS. ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT ARE NOT ENFORCEABLE, REGARDLESS OF THE LEGAL THEORY UPON WHICH IT IS BASED THAT IS IN ANY WAY RELATED TO THE CREDIT AGREEMENT. TO PROTECT YOU (BORROWER(S)) AND US (CREDITOR) FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS WE REACH COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING, WHICH IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN US, EXCEPT AS WE MAY LATER AGREE IN WRITING TO MODIFY IT.

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The parties hereto have executed this Master Guaranty as of the date first written above.

GUARANTORS:

INA ACQUISITION CORP.	INSITUFORM TECHNOLOGIES USA, INC.

By: /s/ David A. Martin	By: /s/ David A. Martin
Name: David A. Martin	Name: David A. Martin
Title: Vice President and Controller	Title: Vice President and Controller

AFFHOLDER, INC.	MISSISSIPPI TEXTILES CORPORATION

By: /s/ David A. Martin	By: /s/ David A. Martin
Name: David A. Martin	Name: David A. Martin
Title: Vice President and Controller	Title: Vice President and Controller

KINSEL INDUSTRIES, INC.

By: /s/ David A. Martin
Name: David A. Martin
Title: Vice President and Controller

Acknowledged:

BANK OF AMERICA, N.A.,

By: /s/ Jason R. Hickey
Name: Jason R. Hickey
Title: Senior Vice President